OFFICE SUBLEASE

This Office Sublease (“Sublease”) is made effective as of September 30, 2008, by and between SEVEN INDUSTRIES, LTD., a Michigan Corporation d/b/a Seven Capital (“Sub-Landlord”), and Ecology Coatings, Inc., a Nevada corporation (“Sub-Tenant”), upon the following terms and conditions.

1.
Description of the Premises. Sub-Landlord entered into a lease for office space (“Master Lease”) located on land and improvements known as the Champion Building, 2701 Cambridge Court, Auburn Hills, Michigan 48326 (the “Building”).  Sub-Landlord has full right and authority to enter into a sublease regarding the Building. Sub-Landlord subleases to Sub-Tenant and Sub-Tenant hires from Sub-Landlord Suite 100 of said property for its operations (the “Premises”).  There shall be no leasehold improvements made to the property without the prior written consent of the Sub-Landlord.  Any leasehold improvements made by Sub-Tenant shall be paid by the Sub-Tenant.

2.
Common Areas. Sub-Landlord shall also ensure that areas and facilities of common benefit are made available to the tenants and occupants of the Premises, including parking areas, driveways, sidewalks and ramps, service areas, hallways, lighting facilities, and landscaped areas (the “Common Areas”).  Sub-Landlord shall ensure that the Common Areas are operational, managed, equipped, well-lit, insured, repaired, and maintained. All Common Areas shall be under the exclusive control and management of the Sub-Landlord and any party required under the Master Lease.

3.	Term. This Sublease shall be for the term of two (2) years commencing on September 30, 2008, (the “Commencement Date”) and ending on September 30, 2010.
4.
Rental.  Sub-Tenant shall pay to Sub-Landlord a monthly rent shown in the below schedule, payable in advance, on the first day of each month during the term of this Sublease. All rent shall be paid to Sub-Landlord at the address 2701 Cambridge Court, Suite 420, Auburn Hills, Michigan 48326, or at any other address that Sub-Landlord designates in writing, without any prior demand by Sub-Landlord and without any deduction or offset.

Monthly Rent Schedule

RENTAL PERIOD	MONTHLY RENT
Commencement Date – 11/30/08	$2,590.52
12/1/08 – 11/30/2009	$2,951.76
12/1/2009 –5/31/2010	$3,119.03
6/1/2010 - 9/30/2010	$3,154.17

If Sub-Tenant fails to pay any amount it owes to Sub-Landlord under this Sublease when that amount is due, the amount shall be assessed a one-time late charge of $200.00 and shall be subject to a service charge until it is paid at the lesser of the rate of 2 percent per month or the highest rate permitted by law.
5.	Operating Expenses. All operating expenses have been included in the rent.
6.
Use. Sub-Tenant shall use and occupy the Premises as a general office and for no other purpose without the prior written consent of Sub-Landlord. Sub-Tenant shall not intentionally and knowingly use the Premises for any purpose or in any manner in violation of any law, ordinance, rule, or regulation adopted or imposed by any federal, state, county, or municipal body or other governmental agency. Sub-Tenant shall not deface or injure the Premises or the Building, permit anything to be done on the Premises tending to create a nuisance or to disturb other tenants in the Building, or permit any activity in the Premises that will result in an increase of any insurance premium on the Premises or the Building.

7.
Taxes. Sub-Landlord shall remain responsible, as determined under the Master Lease, for all taxes and special assessments levied against the land and improvements on and in which the Premises are situated. Sub-Tenant shall pay all personal property taxes assessed against any personal property owned by Sub-Tenant on the Premises.

8.
Maintenance and Repair. Sub-Landlord shall ensure that the Premises and the Common Areas are maintained and kept in good condition and repair, including the exterior windows, the heating and air-conditioning equipment, and the electrical and plumbing systems. Sub-Landlord shall be obligated to ensure repairs are made only after Sub-Tenant has given Sub-Landlord written notice of the need for the repair, and only if the repair was not caused by the negligence or willful act of Sub-Tenant or its agents, employees, invitees, or licensees.

Sub-Landlord shall ensure that a regular janitorial service is provided and paid for to maintain the Premises in a neat and clean condition. Sub-Tenant shall be responsible for all repairs or replacements occasioned by the negligence or willful act of Sub-Tenant or its agents, employees, invitees, or licensees.
9.
Assignment and Subletting. Sub-Tenant agrees not to sell, assign, mortgage, pledge, or in any manner transfer this Sublease or sublet the Premises or any portion of the Premises without Sub-Landlord’s prior written consent, which shall not be unreasonably withheld. In the event of any assignment or sublease, Sub-Tenant shall remain fully liable on this Sublease. Sub-Landlord’s right to assign this Sublease is unqualified. Upon any sale of the Premises in which the purchaser assumes all obligations under this Sublease, Sub-Landlord shall be entirely free of all obligations of the landlord under this Sublease and shall not be subject to any liability resulting from any act, omission, or event occurring after the conveyance. Sub-Tenant agrees to recognize and attorn to any such transferee, and Sub-Tenant further agrees, at Sub-Landlord’s request, to sign and deliver a recordable document setting forth the provisions of this paragraph.

10.
Utilities. All utility expenses have been included in the rent. Sub-Landlord shall provide all utilities, including electricity, heat, air-conditioning, ventilation, water, and sewer services.  Except for Sub-Landlord’s negligence, Sub-Landlord shall not be liable for damages should the furnishing of any utilities be interrupted by fire or other casualty, accident, strike, labor dispute or disagreement, the making of any necessary repairs or improvements, or any other causes beyond the reasonable control of Sub-Landlord.

11.
Insurance. Sub-Landlord shall ensure that the proper party under the Master Lease insures the Building, including the Premises and the Common Areas, against loss or damage under a policy of fire or extended coverage insurance in amounts that Sub-Landlord and owner deem appropriate.

Except for Sub-Landlord’s negligence, Sub-Tenant shall indemnify Sub-Landlord and keep Sub-Landlord harmless from any liability or claim for damages that may be asserted against Sub-Landlord because of any accident or casualty occurring on or about the Premises.  Any insurance maintained by either party pursuant to this paragraph shall contain a clause or endorsement under which the insurer waives all rights of subrogation against the other party or its agents or employees with respect to losses payable under the policy.
Any personal property kept on the Premises by Sub-Tenant shall be kept there at Sub-Tenant’s sole risk.
12.	Acceptance of Premises. The opening by Sub-Tenant of its business in the Premises shall constitute an acknowledgment by Sub-Tenant that the Premises are then in acceptable condition.
13.
Damage or Destruction. If, during the term of this Sublease, the Premises are partially or totally destroyed by fire or other casualty covered by insurance so as to become partially or totally untenantable, the Premises shall be repaired as quickly as possible as determined under the Master Lease unless this Sublease is terminated as provided below. In the event of such damage or destruction, and if this Sublease is not terminated, there shall be no abatement or reduction in the rent payments due under this Sublease.

If, during the term of this Sublease, the Premises or the Building is partially or totally destroyed by fire or other casualty, and the Master Lease is terminated, Sub-Landlord shall have the right to terminate this Sublease. Upon the giving of the notice, this Sublease shall terminate as of the date on which the damage occurred, and the rent shall be adjusted to that date. If the notice by Sub-Landlord is not given, this Sublease shall continue and Sub-Landlord shall cause the Premises or the Building to be repaired or restored with due diligence.
14.
Condemnation. If the whole or any part of the Premises is taken by any public authority under the power of eminent domain, including any conveyances or grants made in anticipation of, or in lieu of, such a taking, then the term of this Sublease shall cease on that part of the Premises to be taken from the day the possession of that part shall be acquired by public authority, and the rent shall be paid up to that date. If the taking of a portion of the Premises substantially impairs the usefulness of the Premises for the purpose for which the Premises were leased, Sub-Tenant shall have the right either to terminate this Sublease or to continue in the possession of the remainder of the Premises under the terms and conditions of this Sublease, except that the rent shall be reduced in proportion to the amount of the Premises taken and, in the latter event, Sub-Landlord shall promptly restore the remainder to a reasonably tenantable condition. All damages awarded for the taking shall belong to and be the property of Sub-Landlord as determined under the Master Lease, whether the damages are awarded as compensation for diminution of value of the leasehold or to the fee of the Premises. However, Sub-Landlord shall not be entitled to any award made to Sub-Tenant for the costs of removing fixtures or for business interruption.

15.
Alterations. No improvements, alterations, additions, or physical changes shall be made on the Premises by Sub-Tenant without the Sub-Landlord’s prior written consent. Sub-Tenant shall not paint or decorate any part of the interior or exterior of the Premises or attach or hang any curtains, blinds, shades, screens, awnings, or other projections to the interior or exterior of any window of the Premises or on the outside wall of the Building. Also, Sub-Tenant shall not attach or exhibit any sign, display, lettering, or advertising matter of any kind on the exterior walls or corridors of the Building or on any window or door of the Premises without Sub-Landlord’s prior written consent. All alterations and improvements, but not moveable equipment and trade fixtures, put in at the expense of Sub-Tenant shall be the property of Sub-Tenant and shall remain on and be surrendered with the Premises at the termination of the Sublease. However, Sub-Landlord may require that Sub-Tenant remove the alterations and improvements and repair any damages to the Premises caused by the removal.

16.
Signs. Sub-Landlord shall ensure that appropriate signs are provided on the exterior of the Building and in the Common Areas. Sub-Tenant shall, at its own expense, be responsible for any of its signs on the exterior of the Premises. Sub-Landlord reserves the right to require uniform signs for all tenants, and no sign or other advertising or lettering shall be placed on the exterior walls or corridors of the Building or on any windows or doors of the Premises without Sub-Landlord’s prior consent.

17.	Remedies and Default. If Sub-Tenant does any of the following:
a.	defaults in paying any sums to Sub-Landlord when due, including rent and additional rent, and does not cure the default within 10 days;
b.	defaults in performing any other covenant or condition of the Sublease and does not cure the other default within 30 days after written notice from Sub-Landlord specifying the default; or
c.	is adjudicated to be bankrupt or makes any assignment for the benefit of creditors;
Then Sub-Landlord may:
a.	accelerate the full balance of the rent payable for the remainder of the term and sue for the sums due;
b.	terminate this Sublease; or
c.
without terminating this Sublease, reenter the Premises and dispossess Sub-Tenant or any other occupant of the Premises, remove Sub-Tenant’s effects, and relet the Premises for the account of Sub-Tenant for rent and upon terms that are satisfactory to Sub-Landlord, crediting the proceeds, after deducting the costs and expense of reentry, alterations, additions, and reletting, to the unpaid rent and the other amounts due under this Sublease during the remainder of the term, and Sub-Tenant shall remain liable to Sub-Landlord for the balance owed.

If suit is brought to recover possession of the Premises, to recover any rent or any other amount due under the provisions of this Sublease, or because of the breach of any other covenant to be performed by Sub-Tenant, and a breach is established, then Sub-Tenant shall pay to Sub-Landlord all expenses incurred in the action, including reasonable attorney fees, which shall be deemed to have been incurred on the commencement of the action and shall be enforceable whether or not the action is prosecuted to judgment.
18.
Access to Premises. Sub-Landlord and any party required under the Master Lease shall have the right to enter the Premises at all reasonable hours, provided that the entry does not interfere with the operation and conduct of Sub-Tenant’s business. Sub-Landlord and any party required under the Master Lease shall have the right to use all or any part of the Premises to install, maintain, use, repair, and replace pipes, ducts, lights, conduits, plants, wires, floor coverings, and all other mechanical equipment serving the Premises in locations within the Premises that will not materially interfere with Sub-Tenant’s use of the Premises.

19.
Rules and Regulations. Sub-Landlord reserves the right to adopt from time to time rules and regulations for the operation of the Building that are customary for buildings of this character and are not inconsistent with the provisions of this Sublease. Sub-Tenant and its agents, employees, invitees, and licensees shall comply with all rules and regulations.

20.
Waiver. Sub-Landlord’s failure to insist on a strict performance of any of the terms, covenants, or conditions of this Sublease shall not be deemed a waiver of any subsequent breach or default in the terms, covenants, and conditions in this Sublease. This Sublease may not be changed, modified, or discharged orally.

21.
Notices. All notices required under this Sublease shall be in writing and shall be deemed to be given if either delivered personally or mailed by certified or registered mail to Sub-Landlord or to Sub-Tenant at their respective addresses set forth in this Sublease or to any other address that either party furnishes in writing during the term of this Sublease.

22.
Quiet Enjoyment. Sub-Landlord covenants and agrees with Sub-Tenant and its successors and assigns that, upon Sub-Tenant’s paying the rent and observing and performing all the terms, covenants, and conditions on Sub-Tenant’s part to be performed and observed, Sub-Tenant may peaceably and quietly hold, occupy, possess, and enjoy the Premises for the full term of this Sublease.

23.
Subordination to Mortgage. Any mortgage now or later placed upon any property of which the Premises are a part shall be deemed to be prior in time and senior to the rights of Sub-Tenant under this Sublease. Sub-Tenant subordinates all of its interest in the leasehold estate created by this Sublease to the lien of any mortgage of Sub-Landlord. Sub-Tenant shall, at Sub-Landlord’s request, sign any additional documents necessary to indicate this subordination.

Notwithstanding the foregoing, Sub-Tenant’s possession of the Premises under this Sublease shall not be disturbed by any mortgagee, trustee under a trust deed, owner, or holder of a note secured by a mortgage or trust deed now existing or later placed on the Premises, unless Sub-Tenant breaches any of the provisions of this Sublease and the lease term of Sub-Tenant’s right to possession is lawfully terminated in accordance with the provisions of this Sublease.
24.	Security Deposit. Sub-Tenant has not deposited a security deposit with Sub-Landlord.
25.
Changes by Sub-Landlord. Sub-Landlord and any proper party under the Master Lease reserve the absolute right at any time and from time to time to make changes or revisions in the Building, parking lot, driveways, signs, landscaping, and sidewalks, including additions to, subtractions from, or rearrangements of the improvements, provided that the changes do not materially alter the use of the Premises.

26.
Holding Over. If Sub-Tenant remains in possession of the Premises after the expiration or termination of the Sublease and without signing a new lease, it shall be deemed to be occupying the Premises as a tenant from month to month at twice the minimum rent (as adjusted in this Sublease), subject to all the conditions, provisions, and obligations of this Sublease insofar as it can be applicable to a month-to-month tenancy, cancelable by either party upon seven days’ written notice to the other.

27.	Recording. Sub-Tenant shall not record this Sublease without the written consent of Sub-Landlord.
28.	Captions and Headings. The captions and headings used in this Sublease are intended only for convenience and are not to be used in construing this Sublease.
29.
Applicable Law. This Sublease shall be construed under the laws of the State of Michigan. If any provision of this Sublease or portions of this Sublease or their application to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Sublease shall not be affected and each provision of this Sublease shall be valid and enforceable to the fullest extent permitted by law.

30.
Successors. This Sublease and its covenants and conditions shall inure to the benefit of and be binding on Sub-Landlord and its successors and assigns and shall be binding on Sub-Tenant and permitted assigns of Sub-Tenant.

31.	No Partnership. Any intention to create a joint venture or partnership between the parties is expressly disclaimed.
32.
Recovery by Sub-Tenant. Sub-Tenant agrees to look solely to the interest of Sub-Landlord in the land and improvements on which the Premises are situated to satisfy any judgment against Sub-Landlord as a result of any breach by Sub-Landlord of its obligations under this Sublease. No other property of Sub-Landlord or any partners shall be subject to levy or execution as a result of any claim by Sub-Tenant against Sub-Landlord arising out of the relationship created by this Sublease.

33.
Estoppel Agreement. At the request of Sub-Landlord, Sub-Tenant shall, within 10 days, deliver to Sub-Landlord, or anyone designated by Sub-Landlord, a certificate stating the Commencement Date and the term and certifying, as of that date, the date to which rent, additional rent, and other charges under this Sublease are paid, that this Sublease is unmodified and in full force, and that Sub-Landlord is not in default under any provision of this Sublease or, if the Sublease is modified or if Sub-Landlord is in default, stating the modification or the nature of the default and the amount of any claims.

34.	Effective Date. Sub-Landlord and Sub-Tenant have signed this Sublease and it shall be effective on the date listed at the beginning of this agreement.

SUB-LANDLORD                                                                                    SUB-TENANT

SEVEN INDUSTRIES, LTD.,                                                                    Ecology Coatings, Inc.,
a Michigan Corporation                                                                           a Nevada corporation

By:  /s/ JB Smith________                                                                    By:  /s/ Robert G. Crockett
JB SMITH                                                                                                 Robert G. Crockett
Its: Managing Partner	Its: CEO